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                                                                    EXHIBIT 24.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


      We have issued our report dated February 20, 1998 (except for Note O, as to which the date is March 6, 1998), accompanying the consolidated financial statements included in the Annual Report of Katz Digital Technologies, Inc. on Form 10-KSB for the year ended December 31, 1997, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.


GRANT THORNTON LLP


New York, New York
August 7, 1998